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                                                                    EXHIBIT 99.2

                              EMPLOYMENT AGREEMENT

         This Employment Agreement is entered into and shall become effective as of the 21st day of March, 2002 (the "Agreement"), among Staff Leasing, Inc., a Florida corporation d/b/a Gevity HR (the "Company") and Erik Vonk (the "Executive").

                                   WITNESSETH

         WHEREAS, the Company wishes to employ the Executive to provide services to the Company for the period provided in this Agreement and Executive wishes to become employed by the Company to provide services to the Company for such period, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Employment. The Company hereby agrees to employ the Executive, and Executive hereby agrees to become employed by and remain in the employ of the Company, subject to the terms and conditions of this Agreement, during the period (the "Employment Period") commencing on April 8, 2002 and ending on the fourth anniversary thereof (the "Anniversary Date") or, if earlier, the Date of Termination (as defined in Section 4 below). Commencing on the Anniversary Date, the Employment Period shall be extended for successive one-year periods (each, a "Renewal Period"), unless a notice not to extend the Employment Period shall have been given by either party hereto to the other not later than 90 days preceding the commencement of a Renewal Period or unless the Date of Termination shall have previously occurred. Unless the context requires otherwise, the Employment Period shall for all purposes of this Agreement be deemed to include any Renewal Period.

         2.       Duties and Responsibilities.

                  (a) During the Employment Period, Executive shall devote substantially all of his business time, attention and best efforts to the business of the Company, and shall use Executive's reasonable best efforts to perform faithfully and efficiently Executive's duties and responsibilities as set forth below.

                  (b) Executive hereby agrees to serve, upon the terms and conditions herein contained, as Chairman of the Board of Directors and Chief Executive Officer of the Company. Executive shall report directly to the Board of Directors of the Company (the "Board"). The Company shall use its best efforts to cause Executive to be elected as a Class III member with an initial term ending on the day of the 2004 annual meeting of Company shareholders of the Board of Directors and to remain a member of the Board during the entire Employment Period and to such end shall include the Executive in the management slate for nomination for election of directors at each annual meeting of shareholders at which the Executive's term as a member of the Board would otherwise expire. Executive shall have those powers and perform such services and duties for the Company consistent with his position as Chairman of the Board of Directors and Chief Executive Officer, which shall include, without limitation, the power of supervision


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and control over and responsibility for the general management and operation of the Company. Executive's duties hereunder shall be performed at the principal offices of the Company in Bradenton/Sarasota, Florida metropolitan area .

         3.       Compensation During the Employment Period.

                  (a) Base Salary. During the Employment Period and any Renewal Period(s), Executive shall be paid an initial annual base salary ("Base Salary"), in cash, of not less than $500,000. Executive's Base Salary shall be reviewed at least annually and shall be subject to upward adjustments at the sole discretion of the Board. The Base Salary shall be payable in accordance with the Company's regular payroll practice, which at this time is a biweekly payroll cycle, and shall be prorated for any portion of the Employment Period which is less than a calendar year.

                  (b) Bonus. The Executive is not eligible for any bonus, whether cash, Company stock or a combination thereof, for services provided to the Company during calendar year 2002. For each fiscal year during the Employment Period and any Renewal Period(s) commencing on January 1, 2003, the Board, in its sole discretion, will determine whether Executive will be eligible for an annual bonus ("Annual Bonus"). The Annual Bonus may consist of cash, Company stock (restricted or otherwise) or a combination thereof. The determination of Executive's eligibility for an Annual Bonus award and the amount, if any, shall be based upon satisfaction of certain criteria prescribed by the Compensation Committee of the Board (the "Compensation Committee"). The Annual Bonus, if any, for any fiscal year shall be payable after the end of the fiscal year at such time and in such manner as determined by the Compensation Committee.

                  (c) Stock Options. In consideration of Executive's entering into and agreeing to be bound by the provisions of this Agreement, including, without limitation, the terms and conditions of Section 6, Executive shall be granted on the first day of Executive's employment hereunder, pursuant to the Company's 1997 Stock Incentive Plan (the "1997 Plan"), a non-qualified option (the "Initial Option") to purchase 100,000 shares of common stock of the Company (the "Shares"). The Initial Option will have an exercise price per Share equal to the closing price per share for the common stock on the NASDAQ National Market System on the date of grant and the Shares underlying the Initial Option will vest over a four year period, with 25% of such Shares vesting on each anniversary of the date of grant. The Initial Option will be subject to the provisions of the 1997 Plan and the Stock Option Agreement, in customary form, entered into between Executive and the Company evidencing such grant. As a further inducement for Executive to enter into this Agreement and contingent upon approval by shareholders of the Company at the 2002 annual meeting of shareholders of the Company's 2002 Stock Incentive Plan (the "2002 Plan"), Executive shall be granted an additional nonqualified option (the "Additional Option") under the 2002 Plan to purchase an additional 900,000 Shares (the "Additional Shares"). The Board shall fully recommend and endorse the 2002 Plan for approval by the Company's shareholders. The date of grant of the Additional Option shall be the date of approval of the 2002 Plan by shareholders of the Company. Additional Shares underlying the Additional Option shall also vest over a four-year period, with 25% of the Additional Shares vesting on each anniversary of the date of grant. The exercise price per Additional Share for the Additional Option shall be the closing price per share for the common stock on the NASDAQ


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National Market on the date of grant. The Additional Option shall also be evidenced by a stock option agreement in customary form and shall be subject to that agreement and the 2002 Plan. Each of the Initial Option and Additional Option shall be exercisable for a period of 10 years from the date of grant. The grant of any stock options other than the Initial Option and the Additional Option shall be at the sole discretion of the Board or a duly authorized committee thereof.

                  (d) Retirement, Savings, Welfare and Fringe Benefit Plans; Annual Allowance. During the Employment Period, and any Renewal Period(s) Executive shall be eligible to participate in such retirement, savings, welfare, fringe and other employee benefit plans, practices, policies and programs, applicable generally to employees and/or senior executives of the Company, as the Company may establish and maintain from time to time (including, without limitation, medical, dental, life, accident and disability insurance coverages). During the Employment Period, Executive shall be paid an annual allowance of $50,000 per calendar year, subject to required withholdings, ("Annual Allowance") payable in 12 equal monthly installments, and prorated for partial calendar years, to cover Executive's cost of supplemental life insurance and disability insurance and automobile expense.

                  (e) Vacation. During the Employment Period and any Renewal Period(s), Executive shall be entitled to take four (4) weeks of vacation per year (prorated for any partial year) in accordance with Company policies as in effect from time to time.

                  (f) Reimbursement of Expenses. During the Employment Period, the Company shall reimburse Executive in accordance with any then current Company policies for all expenses reasonably and actually incurred by Executive in the performance of Executive's duties hereunder.

                  (g) Relocation Expenses. In addition to reimbursement of the Executive for expenses incurred in relocating his principal residence to the Bradenton/Sarasota, Florida metropolitan area under the Company's relocation policy, a copy of which has previously been provided to Executive, and subject to a maximum reimbursement or payment of $200,000 with respect to Executive's relocation, the Company will either pay or reimburse Executive for (i) customary closing costs and customary expenses associated with the sale of Executive's residence in the Metropolitan Atlanta area; (ii) customary closing associated with Executive's purchase of a residence in the Bradenton/Sarasota metropolitan area; (iii) up to three visits to the Bradenton/Sarasota metropolitan area by Executive and his immediate family members for the purpose of purchasing or leasing a residence in such area; (iv) packing, transportation from the Metropolitan Atlanta area to the Bradenton/Sarasota metropolitan area and temporary storage in such area of Executive's belongings and household effects for a period not to exceed six months; (v) a $20,000 relocation allowance payable in cash upon the Executive's relocation to the Bradenton/Sarasota metropolitan area intended to cover all incidental expenses; and (vi) actual temporary living expenses, upon submission to the Company of support thereof, for a period not to exceed 90 days.

                  (h) Securities Purchase Agreement. As a further inducement to Executive to enter into this Agreement, Executive shall have the right to purchase shares of common stock of


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the Company pursuant to a Securities Purchase Agreement between Executive and the Company (the "Securities Purchase Agreement") in the form previously delivered to Executive.

         4.       Termination of Employment During the Employment Period.

                  (a) Death or Disability. Executive's employment shall terminate automatically upon Executive's death. The Company may terminate Executive's employment for Disability. For purposes of this Agreement, "Disability" shall mean the failure of Executive due to mental or physical illness to substantially perform his duties on a full-time basis for a period of more than six (6) consecutive months, or for shorter non-consecutive periods aggregating more than six (6) months in any consecutive twelve (12) month period.

                  (b) Cause. The Company may terminate Executive's employment for Cause. For purposes of this Agreement, "Cause" shall mean:

                           (i)      the willful and continued failure by
Executive to perform substantially Executive's duties with the Company (other than any such failure resulting from Executive's incapacity due to physical or mental illness); or

                           (ii)     gross negligence or willful misconduct by
Executive in the execution of Executive's professional duties; or

                           (iii)    conviction of Executive of, or a plea by
Executive of nolo contendere to, a felony; or

                           (iv)     a material breach by Executive of any
provision of this Agreement; or

                           (v)      any misuse, misappropriation or embezzlement
by Executive of funds or property belonging to the Company or any of its affiliates; or

                           (vi)     use of alcohol or drugs which either
interferes with the performance of Executive's duties hereunder.

                  (c)      Other than for Cause. Subject to the provisions of
Section 5(a) hereof, the Company may terminate Executive's employment other than for Cause or Disability.

                  (d) Notice of Termination by the Company. Any termination of the Executive's employment by the Company (other than due to Executive's death) shall be communicated by Notice of Termination given in accordance with this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, and (iii) specifies the intended termination date. The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause or Disability shall not waive any right of the Company to assert such fact or circumstance in enforcing the Company's rights hereunder. Executive agrees, in the event of any dispute as to whether a Disability exists, and if requested by the


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Company, to submit to a physical examination by a licensed physician selected by the Company, the cost of such examination to be paid by the Company. The written medical opinion of such physician shall be conclusive and binding upon each of the parties hereto as to whether a Disability exists and the date on which such Disability arose. This section shall be interpreted and applied so as to comply with the provisions of the Americans with Disabilities Act and any applicable state or local laws.

                  (e) Notice of Termination by Executive. Executive may terminate his employment under this Agreement at any time by delivering at least sixty (60), but in no event more than ninety (90) days prior written notice (the "Executive's Notice of Termination") that (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, and (iii) specifies the intended termination date to the Company, following the occurrence of any of the following:

                           (i) the Company, without the consent of the Executive, assigns to the Executive duties inconsistent with or reduces the powers and functions associated with, Executive's position, duties, responsibilities and status with the Company or the Company other than that associated with the failure of Executive to be reelected to the Board; or

                           (ii)     the Company materially breaches any
                                    provision of this Agreement, which is not cured by the Company within the period specified in Executive's Notice of Termination.

                  (f) Date of Termination. "Date of Termination" means (i) if Executive's employment is terminated by the Company, the date specified in the Notice of Termination, (ii) if Executive's employment is terminated by reason of death, the Date of Termination shall be the date of Executive's death,
(iii) if Executive's employment is terminated by Executive pursuant to Section 4(e), the date that is specified in Executive's Notice of Termination, and (iv) if Executive's employment is terminated as a result of the Company's or Executive's decision not to extend the Employment Period, the Date of Termination shall be the Anniversary Date or, if later, the last day of the then current Renewal Period.

         5. Obligations of the Company Upon Termination. Following any termination of Executive's employment hereunder, except for Executive's voluntary termination without cause attributable to the Company under Section 4(e), in addition to any benefits described below in this Section 5, the Company shall pay Executive his Base Salary through the Date of Termination and any amounts owed to Executive pursuant to the terms and conditions of the employee benefit plans and programs of the Company at the time such payments are due. Except as set forth in Section 5(a) below, Executive's eligibility for, coverage under and participation in all retirement, savings, welfare and fringe benefit plans including, without limitation, the Annual Allowance, shall terminate on the Date of Termination, subject to the rights of Executive and his eligible dependents to continue coverage under the provisions of COBRA.


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                  (a)      Death; Disability; Other than for Cause. If
Executive's employment is terminated due to Executive's death, or by the Company for Disability or other than for Cause (including Executive's resignation at the request of the Board), then, subject to and contingent on Executive's execution and delivery to the Company of a general release of all claims against the Company in form and substance satisfactory to it, the Company shall continue to pay or provide to Executive (or the Executive's legal representative or estate, as applicable) after the Date of Termination (i) an amount equal to one year of the Executive's Base Salary; provided, that the Company may at its discretion pay the aggregate of such amount in a lump sum within 30 days following the Date of Termination, and (ii) in the event of Executive's termination of employment due to Executive's death, or by the Company for Disability, coverage under the Company's healthcare, dental and life insurance (if applicable) shall continue for the same period.

Notwithstanding the foregoing, the amount under this Section 5(a) shall be payable or provided to Executive only so long as Executive is not in material default under Section 6 hereof.

                  (b) Cause. If, during the Employment Period, Executive's employment with the Company is terminated by the Company for Cause, the Company shall have no further obligation to Executive under this Agreement as of the Date of Termination.

                  (c) Death After Termination. In the event of Executive's death during the period Executive is receiving payments pursuant to Section 5 hereof, Executive's designated beneficiary shall be entitled to receive the balance of the payments under this Agreement; or in the event there is no designated beneficiary, the remaining payments shall be made to Executive's estate.

         6.       Confidential Information; Restrictive Covenants.

                  (a) In the course of involvement in the Company's activities or otherwise, Executive has obtained and may obtain confidential information concerning, by way of illustration and without limitation, the Company's businesses, operations, financial affairs, organizational and personnel matters, policies, procedures, client lists, business plans and other non-public matters, as well as those of third parties ("Confidential Information"). All such Confidential Information has been and will be provided subject to Executive's continuing obligation to use and protect the Confidential Information. In order to induce, and in consideration of, the provision to Executive of Confidential Information, as a condition to its continued receipt by Executive, and without prejudice to or limitation on any other confidentiality obligations imposed by agreement or by law, Executive undertakes to keep the Confidential Information strictly confidential. Without limiting the foregoing, except as authorized by the Company in writing or as required by law, Executive may disclose or allow disclosure of any Confidential Information, or of any information derived therefrom, in whatever form, only to a person who is then a director, officer, employee, attorney, agent or other representative of the Company and who, in Executive's reasonable good faith judgment, has a need to know the Confidential Information or information derived therefrom in furtherance of the business the Company. The foregoing obligations will survive, and remain binding and enforceable for a one (1) year period following the expiration of the Employment Period or any


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Renewal Period(s), any termination of Executive's employment for any reason or any settlement of the financial rights and obligations arising from Executive's employment.

                  (b) In view of Executive's importance to the Company, the parties represent and agree that the Company will suffer significant harm from Executive competing with the Company during the Executive's employment and for some period of time following Executive's Date of Termination. Accordingly, Executive agrees that Executive will not, during the Employment Period and for a period (the "Applicable Period") ending on the expiration of the second anniversary following the Date of Termination: (x) form, or acquire a 5% or greater equity ownership, voting or profit participation interest in, any Competitive Enterprise, or (y) associate (including, but not limited to, association as an officer, employee, partner, director, consultant, agent or advisor) with any Competitive Enterprise and in connection with such association engage in, or directly or indirectly manage or supervise personnel engaged in, any activity (i) which is similar to any activity in which Executive was engaged, in whole or in part, (ii) for which Executive had direct or indirect managerial or supervisory responsibility at the Company or (iii) which calls for the application of the same or similar specialized knowledge or skills as those utilized by Executive in Executive's activities with the Company, at any time during the one-year period immediately prior to Executive's Date of Termination, and irrespective of whether the activity in either case was in furtherance of advisory, agency, proprietary or fiduciary business of either the Company or the Competitive Enterprise. For purposes of this Agreement, a "Competitive Enterprise" is any business in any jurisdiction where the Company or any of its affiliates carried on business at any time during the 12 months prior to the Date of Termination and in which the Executive worked that engages in the business of the Company or any of its affiliates.

                  (c) Non-solicitation of Employees. During the Employment Period, and for the Applicable Period thereafter, Executive agrees that Executive will not, in any manner, directly or indirectly, solicit any person who is an employee of the Company and is employed either (a) as a director or in a managerial or in any skilled or technical capacity to apply for or accept employment with any Competitive Enterprise. The term "Solicit" as used in this paragraph means any communication of any kind whatsoever initiated by Executive either directly or indirectly through a third party, inviting, encouraging or requesting any employee of the Company to take or refrain from taking any action.

                  (d) Non-solicitation of Clients. During the Employment Period and for the Applicable Period thereafter, Executive agrees that Executive will not, in any manner, directly or indirectly, (i) solicit in writing, by telephone, by personal meeting or by any other means, either directly or indirectly, any client of the Company to whom Executive provided services, or for whom Executive transacted business, or whose identity became known to Executive in connection with Executive's employment with the Company to transact business with a Competitive Enterprise or reduce or refrain from doing any business with the Company, or (ii) interfere with or damage (or attempt to interfere with or damage) any relationship between the Company and any such client. The term "Solicit" as used in this paragraph means any communication of any kind whatsoever initiated by Executive either directly or indirectly through a third party, inviting, encouraging or requesting any client of the Company to take or refrain from taking any action; provided, however, that general advertisements and solicitations shall not be included in the definition of "Solicit."


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         7.       Injunctive Relief; Submission to Jurisdiction.

                  (a) Executive acknowledges that a violation on Executive's part of any of the covenants contained in Section 6 hereof would cause immeasurable and irreparable damage to the Company in an amount that would be material but not readily ascertainable, and that any remedy at law would be inadequate. Accordingly, and notwithstanding the provisions of Section 7(b), Executive agrees that the Company shall be entitled (without the necessity of showing economic loss or other actual damage) to injunctive relief in any court of competent jurisdiction for any actual or threatened violation of any such covenant in addition to any other remedies it may have. Executive agrees that in the event that any arbitrator or court of competent jurisdiction shall finally hold that any provision of Section 6 shall hereof is void or constitutes an unreasonable restriction against Executive, the provisions of such Section 6 shall not be rendered void but shall be deemed to be modified to the minimum extent necessary to remain in force and effect for the greatest period and to such extent as such arbitrator or court may determine constitutes a reasonable restriction under the circumstances.

                  (b) Subject to the provisions of Section 7(a), Executive and the Company hereby irrevocably submit to the exclusive jurisdiction of the courts of Florida over any suit, action or proceeding arising out of or relating to this Agreement. Nothing herein shall preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this paragraph. The agreement of the parties to this forum is independent of the law that may be applied in the action, and the parties agree to this forum even if the forum may under applicable law choose to apply non-forum law. The parties hereby waive, to the fullest extent permitted by applicable law, any objection that they now or hereafter have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in such court. Subject to the provisions of Section 7(a), the parties undertake not to commence any action arising out of or relating to this Agreement in a forum other than the forum described in this Section 7(b). The parties agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon the parties.

         8.       Representations; Work Product.

                  (a)      Executive represents, warrants and covenants that:
(i) Executive has the full right, title and authority to enter into this Agreement and perform Executive's obligations hereunder; and (ii) Executive shall not do any act, fail to do any act or make any statement whatsoever which may or will impair, impugn, denigrate, disparage or negatively reflect upon the name, reputation or business interests of the Company.

                  (b) The Company represents, warrants and covenants that it has the full right, title and authority to enter into this Agreement and perform its obligations hereunder and that the Company has duly authorized, executed and delivered this Agreement.

                  (c) Executive acknowledges and agrees that any and all plans, concepts, ideas, materials and similar work product made or developed by Executive in connection with the rendering of Executive's services while employed by the Company (collectively, the "Material") shall be disclosed to the Company and all intellectual property rights in such designs or works


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shall rest absolutely in the Company, which shall be entitled, as far as the law permits, to the exclusive use thereof and shall, at all times, be and remain solely and exclusively the property of such entity or entities for such entity's or entities' exploitation in any manner or media as it may deem appropriate throughout the world and in perpetuity. Notwithstanding the above, Executive hereby assigns and shall at any time assign to the Company, all rights to the Material, including without limitation, all copyrights and renewals and extensions thereof. The Company and such assignees shall have the right in its or their sole discretion to edit, delete from and/or rearrange the Material and any recordings thereof and to exploit the Material at any time or times by any means the Company or such assignees may deem desirable.

         9.       Successors.

                  (a) This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution, and any assignment in violation of this Agreement shall be void. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns.

                  (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, or any business of the Company for which Executive's services are principally performed, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         10. Withholding. All payments to be made to Executive hereunder will be subject to all applicable required withholding of federal, state, local and foreign income and employment taxes.

         11. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered or sent by facsimile transmission, personal or nationally recognized overnight couriers, or certified U.S. mail with confirmation or return receipt, addressed as follows: if to Executive, at Executive's last known address as maintained in the records of the Company; if to the Company, at the Company's principal executive offices, Attention: General Counsel.

         12. Waiver of Breach and Severability. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by either party. In the event any provision of this Agreement is found to be invalid or unenforceable, it may be severed from the Agreement and the remaining provisions of the Agreement shall continue to be binding and effective.


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         13.      Entire Agreement; Amendment.

                  (a) This Agreement and the Securities Purchase Agreement and the Change In Control Severance Agreement contain the entire agreement of the parties with respect to the subject matter hereof, and except as otherwise set forth herein, supersedes all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral, with respect to the subject matter hereof.

                  (b) No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by the parties hereto.

         14. Governing Law. THE INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO THE PRINCIPLE OF CONFLICTS OF LAWS.

         15. Headings. The headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

         16. IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                               STAFF LEASING, INC. d/b/a Gevity HR
                               (the "Company")


                               By:
                                  --------------------------------------------
                                  Name:  James F. Manning
                                  Title: Chairman and Chief Executive Officer


                               "Executive"

                               -----------------------------------------------
                               ERIK VONK


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